As filed with the Securities and Exchange Commission on September 22 2023
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Tilray Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	82-4310622
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

265 Talbot Street West, Leamington, Ontario, Canada N8H 4H3
(Address of principal executive offices)

Tilray, Inc. Amended and Restated 2018 Equity Incentive Plan
(Full title of the plan)

Irwin D. Simon
Chief Executive Officer
265 Talbot Street West
Leamington, Ontario, Canada
(844) 845-7291
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Christopher P. Giordano, Esq.
Stephen P. Alicanti, Esq.
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
(212) 335-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Tilray Brands, Inc. (the “Registrant”) for the purpose of registering an additional 24,619,785 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), that may become issuable under the Registrant’s Amended and Restated 2018 Equity Incentive Plan (the “Plan”).  The additional 24,619,785 shares of Common Stock have become reserved for issuance as a result of the operation of the automatic increase provision of the Plan. Pursuant to such provision, on January 1 of each year through 2027, the number of shares authorized for issuance under the Plan is automatically increased by a number equal to four percent of the outstanding shares of Common Stock as of the end of the Registrant’s immediately preceding fiscal year, or any lesser number of shares of Common Stock determined by the board of directors of the Registrant.

These additional shares of Common Stock are securities of the same class as other securities for which registration statements on Form S-8 (File Nos. 333-226267, 333-231539, 333-238179, 333-256023, 333-266695 and 333-272838) were filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2018, May 16, 2019, May 11, 2020, May 12, 2021, August 9, 2022 and June 22, 2023, respectively (the “Prior Registration Statements”).  In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the new information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated herein by reference (except for the portions thereof “furnished,” but not “filed,” which are deemed not to be incorporated by reference into this Registration Statement):

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2023, filed with the SEC on July 26, 2023;

•	the Registrant’s Current Reports on Form 8-K, filed on June 2, 2023, June 22, 2023, as amended on July 26, 2023, June 30, 2023, June 30, 2023, August 7, 2023 and September 1, 2023;

•	the description of our securities as set forth in our registration statement on Form 8-A/A (File No. 001-38594), filed with the SEC on October 1, 2020, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or eports filed for the purpose of updating such description; and

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except that the portion of any document “furnished” but not “filed” shall not be incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed modified, superseded or replaced for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement modifies, supersedes or replaces such statement.

Item 8.	Exhibits.

			Incorporated by Reference
Exhibit No.	Description of Document	Schedule Form	File Number	Exhibit	Filing Date	Filed Herewith
4.1	Third Amended and Restated Certificate of Incorporation	10-Q	001-38594	3.1	4/10/2023
4.2	Certificate of Designation of Series A Preferred Stock, dated February 21, 2023	8-K	001-38594	3.1	2/21/2023
4.3	Amended and Restated Bylaws, as of January 10, 2022.	8-K	001-38594	3.2	1/10/2022
4.4	Indenture dated October 10, 2018, between Tilray Inc. and GLAS Trust Company LLC, relating to Tilray Inc’s 5.00% Convertible Senior Notes due 2023	8-K	001-38594	4.1	10/10/2018
4.5	Indenture dated April 23, 2019, between Aphria, Inc. and GLAS Trust Company LLC, relating to Aphria Inc.’s 5.25% Convertible Senior Note due 2024	8-K	001-38594	4.1	5/4/2021
4.6	First Supplemental Indenture dated April 30, 2021, among Aphria Inc., the Registrant and GLAS Trust Company LLC.	8-K	001-38594	4.2	5/4/2021
4.7	Description of Securities of the Registrant	10-K	001-38594	4.4	7/26/2023
4.8	Form of Pre-Funded Warrant	8-K	001-38594	4.1	3/17/2020
4.9	Form of Warrant	8-K	001-38594	4.2	3/17/2020
4.10	Agreement of Resignation, Appointment and Acceptance, dated as of January 27, 2022, by and among Tilray Brands, Inc., GLAS Trust Company LLC and Computershare Trust Company, N.A.	8-K	001-38594	4.1	1/28/2022
4.11	Agreement of Resignation, Appointment and Acceptance, dated as of January 27, 2022, by and among Tilray Brands, Inc., GLAS Trust Company LLC and Computershare Trust Company, N.A.	8-K	001-38594	4.2	1/28/2022
4.12	Agreement of Resignation, Appointment and Acceptance, dated as of January 27, 2022, by and among Tilray Brands, Inc., GLAS Trust Company LLC and Computershare Trust Company, N.A.	8-K	001-38594	4.3	1/28/2022
5.1	Opinion of DLA Piper LLP (US).					X
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Tilray Brands, Inc.					X
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).					X
24.1	Power of Attorney (contained on signature page hereto).					X
99.1	Amended and Restated 2018 Equity Incentive Plan.	S-1	333-225741	10.2	7/9/2018
107	Filing fee table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 22, 2023.

Tilray Brands, Inc.

By:	/s/ Irwin D. Simon
Irwin D. Simon
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitute and appoint Irwin D. Simon and Mitchell Gendel, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Irwin D. Simon	Chief Executive Officer and Chairman (Principal Executive Officer)
Irwin D. Simon		September 22, 2023

/s/ Carl A. Merton	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Carl A. Merton		September 22, 2023

/s/ Jodi Butts	Director
Jodi Butts		September 22, 2023

/s/ David F. Clanachan	Director
David F. Clanachan		September 22, 2023

/s/ Johann M. Herhalt	Director
Johann M. Herhalt		September 22, 2023

/s/ David Hopkinson	Director
David Hopkinson		September 22, 2023

/s/ Thomas Looney	Director
Thomas Looney		September 22, 2023

/s/ Renah Persofsky	Director
Renah Persofsky		September 22, 2023